Exhibit 10.1

FOURTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

DATED OCTOBER 22, 2001

This Fourteenth Amendment to Loan and Security Agreement (the “Fourteenth Amendment”) is made as of this 31st day of October, 2008 by and between SeaChange International, Inc., a Delaware corporation with its principal place of business at 50 Nagog Park, Acton, Massachusetts 01720 (the “Borrower”) and RBS Citizens, National Association, successor by merger with Citizens Bank of Massachusetts, a national banking association with offices at 28 State Street, Boston, Massachusetts (the “Lender”) in consideration of the mutual covenants contained herein and the benefits to be derived herefrom. Unless otherwise specified, all capitalized terms shall have the same meaning herein as set forth in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, on October 22, 2001, the Borrower and the Lender entered into a loan arrangement (the “Loan Arrangement”) as evidenced by, amongst other documents and instruments, a certain Loan and Security Agreement as amended from time to time (as may be further amended from time to time, the “Agreement”) by and between the Borrower and the Lender pursuant to which the Lender agreed to provide certain financial accommodations to or for the benefit of the Borrower; and

WHEREAS, the Borrower has requested that the Lender amend certain terms and conditions of the Agreement all as set forth herein, and

WHEREAS, the Lender has agreed to so amend the Agreement provided the Borrower and the Lender entered into this Fourteenth Amendment; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Section 14(e) of the Agreement is hereby amended by deleting the EBITDA requirements contained therein and replacing them with the following:

“(e)(Minimum EBITDA) Permit EBITDA to be equal to or less than $7,500,000.00 for each rolling four quarters, tested quarterly.”

2.	Section 19(a) of the Agreement is hereby amended by deleting “October 31, 2008” and replacing it with “October 31, 2010”.

3.	The Borrower shall provide a pledge of 65% of its interest in its foreign subsidiary, On Demand Group (“ODG”) if ODG remains a material subsidiary on January 31, 2009.

4.	The Borrower hereby agrees that the liabilities, obligations and indemnity of the Burrower under the Agreement shall be secured by any and all collateral now or hereafter granted to the Lender by the Borrower.

5.	The Borrower and each guarantor signing below hereby acknowledge and agree that the Borrower has no offsets, defenses or counterclaims against the Lender with respect to the Loan Arrangement or otherwise, and to the extent that the Borrower or guarantor has any such offsets, defenses or counterclaims against the Lender, then the Borrower and each guarantor hereby affirmatively WAIVES and RENOUNCES any such offsets, defenses or counterclaims.

6.	This Fourteenth Amendment and all other documents executed in connection herewith incorporate all discussions and negotiations between the Borrower and the Lender either expressed or implied, concerning the matters contained herein and in such other instruments, any statute, custom or use to the contrary notwithstanding. No such discussions or negotiations shall limit, modify or otherwise effect the provisions hereof. The modification amendment, or waiver of any provision of this Fourteenth Amendment, the Agreement or any provision under any other agreement or document entered into between the Borrower and the Lender shall not be effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Lender, then by a duly authorized officer thereof.

7.	Except as specifically modified herein, the Agreement shall remain in full force and effect as originally written, and the Borrower hereby ratifies and confirms all terms and conditions contained in the Agreement.

8.	This Fourteenth Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

IN WITNESS WHEREOF, the parties hereof have set their hands and seals as of the date first written above.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin Bisson
Name:	Kevin Bisson
Title:	Senior V.P. and C.F.O.

RBS CITIZENS NATIONAL ASSOCIATION

By:	/s/ William M. Clossey
Name:	William M. Clossey
Title:	Vice President

The undersigned guarantor hereby consents to the foregoing Fourteenth Amendment and acknowledge that its guaranty remains in full force and effect and that the guarantor remains obligated thereunder.

SEACHANGE HOLDINGS INC.

By:	/s/ Kevin Bisson
Name:	Kevin Bisson
Title:	Secretary, Treasurer